UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2003

CADMUS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-12954	54-1274108
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1801 Bayberry Court, Suite 200

Richmond, Virginia 23226

(804) 287-5680

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Item 5.	Other Events and Regulation FD Disclosure.

On May 14, 2003, the Board of Directors of Cadmus Communications Corporation (the “Company”) approved Amendment No. 2 to the Company’s shareholder rights plan originally adopted on February 15, 1999 (as amended, the “Rights Agreement”). Amendment No. 2 creates a TIDE (Three-Year Independent Director Evaluation) Committee, consisting of certain independent members of the Company’s Board of Directors, that will review and evaluate the shareholder rights plan at least once every three years and, if it deems appropriate, recommend that the full Board modify or redeem the rights issued under the Rights Agreement. Amendment No. 2 enhances the Board’s ability to consider whether the Rights Agreement continues to be in the best interests of the Company, its shareholders and any other relevant constituencies of the Company. Amendment No. 2 was not adopted in response to any specific effort to acquire control of the Company, and the Company is not aware of any such effort.

On July 28, 2003, the Company announced the formation of KnowledgeWorks Global Limited (“KGL”), a joint venture with Datamatics Technologies Limited, a leading business process outsourcing (“BPO”) services provider in India (“Datamatics”). KGL provides a full range of content processing, content management and related services to STM publishers and other organizations around the world and is 80% owned by the Company and 20% owned by Datamatics. The Company also announced that KGL established a facility in Chennai, India to complement KGL’s existing Mumbai, India facility. The Chennai facility is expected to be in full production by January, 2004. It will provide a full range of highly automated content services for books and periodicals, including copy editing, issue management, composition, SGML/XML processing and data conversion.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 99.1	Press release dated July 21, 2003 regarding Amendment No.2 to Rights Agreement between the Company and Wachovia Bank, National Association, as Rights Agent.

Exhibit 99.2	Amendment No. 2 to Rights Agreement, dated as of May 14, 2003, between the Company and Wachovia Bank, National Association, as Rights Agent.

Exhibit 99.3	Press release dated July 28, 2003 regarding the Company’s expansion of its Content Services Operations in India.

Statements contained in this report relating to the Company’s future prospects and performance are “forward-looking statements” that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from management’s expectations include but are not limited to: (1) the overall economic environment, (2) the equity market performance and interest rate environment, which can impact our pension liability, (3) our ability to develop and market new capabilities and services to take advantage of technology changes in the publishing process, especially for scientific, technical and medical journals, (4) significant price pressure in the markets in which we compete, (5) the loss of significant customers or the decrease in demand from customers, (6) our ability to continue to obtain improved efficiencies and lower production costs, (7) the financial condition and ability to pay of certain customers, (8) the impact of industry consolidation among key customers, and (9) our ability to operate effectively in markets outside of North America. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. The information provided in this report is provided only as of the date of this report, and the Company undertakes no obligation to update any forward-looking statements made herein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADMUS COMMUNICATIONS CORPORATION (Registrant)

By:	/s/ BRUCE V. THOMAS

Bruce V. Thomas President and Chief Executive Officer

Date: September 3, 2003

Exhibit Index

Exhibits

99.1	Press release dated July 21, 2003 regarding Amendment No.2 to Rights Agreement between the Company and Wachovia Bank, National Association, as Rights Agent.

99.2	Amendment No. 2 to Rights Agreement, dated as of May 14, 2003, between the Company and Wachovia Bank, National Association, as Rights Agent.

99.3	Press release dated July 28, 2003 regarding the Company’s expansion of its Content Services Operations in India.

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